Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:

	Ben Gong	408-523-2175
	Sarah Norton	408-523-2161

INTUITIVE SURGICAL ISSUES STATEMENT ON LITIGATION

SUNNYVALE, CALIF., January 8, 2007. Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, issued the following statement regarding a patent infringement lawsuit filed recently by the California Institute of Technology in the United States District Court for the Eastern District of Texas:

Intuitive believes the lawsuit is without merit and has filed an action in the United States District Court for the Northern District of California seeking a declaration that it does not infringe the Cal Tech patents. Intuitive intends to vigorously defend itself in this matter.

Intuitive owns or has licensed rights to over 500 patents related to its products, including patents licensed from SRI International, IBM, and the Massachusetts Institute of Technology.

Commenting on the lawsuit, Lonnie Smith, President and CEO for Intuitive, stated “We are surprised to see these claims after selling our products worldwide for over eight years, particularly given the strength of our intellectual property portfolio. I am personally amazed that Caltech would allow a Texas based contingency-fee law firm to tarnish its reputation by such an outrageous approach. We are prepared to do what is necessary to defend our company and our intellectual property rights.”

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked “smart” medical devices.

Intuitive®, da Vinci®, da Vinci® S™ InSite®, EndoWrist®, Hermes®, and Aesop® are trademarks or registered trademarks of Intuitive Surgical, Inc.

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This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.